Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
Tagalder Global Investment, Inc.

We consent to the incorporation in the Registration Statement on Form SB-2 of Tagalder Global Investment, Inc. of our report dated April 11, 2007 on our audits of the financial statements of Tagalder Global Investment, Inc. as of September 30, 2006 and 2005 and for the years then ended, which reports are incorporated in the Form SB-2.

/s/ Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
November 14, 2007